UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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LISTED FUNDS TRUST

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EVENTSHARES U.S. POLICY ALPHA ETF (PLCY)
a series of Listed Funds Trust
200 Vesey Street, 24th Floor, New York, New York 10281

January 2, 2019

Dear Shareholder:

I am writing to inform you of an upcoming special meeting (the “Special Meeting”) of the shareholders of the EventShares U.S. Policy Alpha ETF (the “Fund”), a series of Listed Funds Trust (the “Trust”). The Special Meeting is being held to seek shareholder approval of the election of three new trustees of the Trust, as discussed below and in the accompanying Proxy Statement.

Shareholders are being asked to elect three new Trustees (the “Nominees”) to the Board of Trustees of the Trust (the “Board”). The Nominees include two nominees who are not “interested persons” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 and one that is an “interested person.”

The Special Meeting is scheduled to be held at 11:00 a.m., Central time on January 31, 2019, at the offices of U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202. Enclosed you will find a notice of the Special Meeting, a Proxy Statement with additional information about the proposal for consideration by Fund shareholders, and a proxy card with instructions for voting.

If you are a shareholder of record as of the close of business on November 30, 2018, you are entitled to vote at the Special Meeting and at any adjournment thereof. While you are welcome to join us at the Special Meeting, most shareholders will cast their votes by filling out, signing, and returning the enclosed proxy card, voting by telephone, or voting using the Internet.

The Board has recommended and encourages you to vote “FOR” the proposal. If you have any questions regarding the proposal or Proxy Statement, please do not hesitate to call toll-free 1-877-539-1510.  Representatives will be available Monday through Friday 9 a.m. to 10 p.m., Eastern time.

Your vote is important regardless of the number of shares you own. To avoid the added cost of follow-up solicitations and possible adjournments, please read the Proxy Statement and cast your vote via the Internet or telephone by following the instructions in the Proxy Statement, or you may vote by signing, voting and returning your proxy ballot in the envelope provided.

Thank you for taking the time to consider this important proposal and for your continuing investment in the Fund.

Sincerely,

Matthew J. Clements
Chairman of the Board of Trustees

EVENTSHARES U.S. POLICY ALPHA ETF (PLCY)
a series of Listed Funds Trust
200 Vesey Street, 24th Floor, New York, New York 10281

NOTICE OF SPECIAL MEETING
TO BE HELD JANUARY 31, 2019

A special meeting of shareholders (the “Special Meeting”) of the EventShares U.S. Policy Alpha ETF (the “Fund”), a series of Listed Funds Trust (the “Trust”), will be held on January 31, 2019, at 11:00 a.m., Central time, at the offices of the Fund’s administrator, U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202. At the Special Meeting, shareholders of the Fund will be asked to act upon the following proposal:

PROPOSAL:	To elect three trustees each to serve as a Trustee of the Fund until his or her successor is elected and qualified.

THE BOARD OF TRUSTEES, INCLUDING ALL OF THE INDEPENDENT TRUSTEES,
UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

The Trust’s Board of Trustees has fixed the close of business on November 30, 2018 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.

Please read the accompanying Proxy Statement. Your vote is very important to us regardless of the number of votes you hold. Shareholders who do not expect to attend the Special Meeting are requested to complete, sign, and promptly return the enclosed proxy card so that a quorum will be present and a maximum number of shares may be voted for the Fund. In the alternative, please call the toll-free number on your proxy card to vote by telephone or go to the website shown on your proxy card to vote over the internet. Proxies may be revoked prior to the Special Meeting by giving written notice of such revocation to the Secretary of the Trust prior to the Special Meeting, delivering a subsequently dated proxy card by any of the methods described above, or by voting in person at the Special Meeting.

By Order of the Board of Trustees

January 2, 2019

EVENTSHARES U.S. POLICY ALPHA ETF (PLCY)
a series of Listed Funds Trust
200 Vesey Street, 24th Floor, New York, New York 10281

PROXY STATEMENT
JANUARY 2, 2019

This Proxy Statement is being furnished to the shareholders of the EventShares U.S. Policy Alpha ETF (the “Fund”), a series of Listed Funds Trust (the “Trust”), an open-end management investment company, on behalf of the Trust’s Board of Trustees (the “Board”) in connection with the Fund’s solicitation of shareholders’ proxies for use at a special meeting of shareholders of the Fund (the “Special Meeting”) to be held on January 31, 2019, at 11:00 a.m., Central time, at the offices of the Fund’s administrator, U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”), located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, for the purpose set forth below and in the accompanying Notice of Special Meeting.

Shareholders of record at the close of business on November 30, 2018 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting. The approximate mailing date of this Proxy Statement to shareholders is January 2, 2019. The Special Meeting will be held to obtain shareholder approval for the following proposal:

PROPOSAL:	To elect three trustees each to serve as a Trustee of the Fund until his or her successor is elected and qualified.

At your request, the Trust will send you a free copy of the most recent audited annual report for the Fund or the Fund’s current prospectus and statement of additional information (the “SAI”). Please call the Fund at 1-877-539-1510 or write to the Fund, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201-0701, to request an annual report, a prospectus, an SAI, or with any questions you may have relating to the Proxy Statement.

PROPOSAL: ELECTION OF TRUSTEES

Background.  The Board has determined to increase the size of the Board from three to four trustees because it believes that a larger number of trustees will help ensure the availability of a quorum of trustees to conduct the business of the Trust when needed. Shareholder approval of trustees is required under the Investment Company Act of 1940, as amended (the “1940 Act”).  Accordingly, the Board has determined to hold a special meeting of shareholders to elect three nominees, Pamela H. Conroy, Koji Felton, and Paul R. Fearday (each a “Nominee,” and collectively, the “Nominees”), to serve as trustees of the Trust effective January 31, 2019 or upon shareholder approval, whichever is later (the “Election Effective Date”), each to hold office for life until his or her successor is elected and qualified or until he or she is removed, resigns, or retires.

The Board currently consists of two Trustees, John L. Jacobs and Gene Chao, who are not “interested persons” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act (the “Independent Trustees”), and one Trustee, Matthew J. Clements, who is an “interested person” of the Trust (the “Interested Trustee”) as that term is defined in the 1940 Act. Each current Trustee was elected to the Board by shareholders of the Trust at the inception of the Trust and has been serving as a Trustee continuously since his election.  Mr. Jacobs (the “Continuing Trustee”) will continue in his role as Trustee of the Trust, while Mr. Chao and Mr. Clements intend to resign effective as of the Election Effective Date.  The Board’s determination to increase the size of the Board from three to four trustees will also be effective as of the Election Effective Date, leaving three vacancies on the Board as of that date.

After reviewing information on the background and qualifications of each of the Nominees, conducting interviews with each of the Nominees and consulting with representatives of Fund Services and legal counsel, the Board determined that Ms. Conroy, Mr. Felton, and Mr. Fearday each have the requisite experience, qualifications, attributes, and skills that would make them excellent additions to the Board as trustees.

If elected, Ms. Conroy and Mr. Felton will be Independent Trustees and Mr. Fearday will be considered an Interested Trustee due to his employment with Fund Services, the Fund’s administrator.

The Nominees are submitted for election by the holders of all shares of the Trust, voting together as a single class. The Nominees will serve in accordance with the Declaration of Trust and Bylaws of the Trust. If the Nominees are elected to the Board at the Special Meeting, all Trustees on the Board will have been elected by shareholders of the Trust.

Trustees. Information regarding the Continuing Trustee and the Nominees is set forth below. Each Trustee holds office during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of Trust shareholders called for the purpose of electing Trustees and until the election and qualification of a successor. Any Trustee may resign at any time and may be removed by a vote of two-thirds of the outstanding shares of the Trust or by action of two-thirds of the Trustees in office prior to such removal.

Name, Address* and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee or Nominee for Trustee	Other Directorships Held by Trustee or Nominee for Trustee
Nominee Interested Trustee
Paul R. Fearday, CPA** Age: 39	Trustee Nominee	N/A	Senior Vice President, U.S. Bancorp Fund Services, LLC (since 2008); Manager, PricewaterhouseCoopers LLP (accounting firm) (2002–2008).	1	None.
Nominee Independent Trustees
Koji Felton Age: 57	Trustee Nominee	N/A	Counsel, Kohlberg Kravis Roberts & Co. L.P. (investment firm) (2013–2015); Counsel, Dechert LLP (law firm) (2011–2013).	1	Independent Trustee, Series Portfolios Trust (10 portfolios).
Pamela H. Conroy Age: 57	Trustee Nominee	N/A	Retired; formerly Executive Vice President, Chief Operating Officer & Chief Compliance Officer, Institutional Capital Corporation (investment firm) (1994–2008).	1	None.
Continuing Independent Trustee
John L. Jacobs Age: 59	Trustee	Indefinite term; since 2017	Founder and CEO of Q3 Advisors, LLC (financial consulting firm) (since 2015); Distinguished Policy Fellow and Executive Director, Center for Financial Markets and Policy, Georgetown University (since 2015); Senior Advisor, Nasdaq OMX Group (2015–2016); Executive Vice President, Nasdaq OMX Group (2013–2015).	1	Horizons ETF Trust I (3 portfolios).

*	The address of each Trustee of the Trust is c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201-0701.
**	If elected, Mr. Fearday will be considered an Interested Trustee due to his employment with Fund Services, the Trust’s administrator.

   Board Responsibilities. The business of the Trust is managed under the direction of the Board, which provides oversight of the management and operations of the Trust. The Board approves all significant agreements between the Trust and its service providers, including the agreements with the Adviser, distributor, administrator, custodian, and transfer agent, each of which are discussed in greater detail in the SAI. Like all mutual funds and ETFs, the day-to-day responsibility for the management and operation of the Trust, including the day-to-day management of risk, is the responsibility of such service providers to the Trust. The Board is responsible for overseeing the Trust’s service providers and, thus, has oversight responsibility with respect to the risk management performed by those service providers. Risk management seeks to identify and eliminate or mitigate the potential effects of risks such as events or circumstances that could have material adverse effects on the business, operations, shareholder services, investment performance or reputation of the Trust or the Fund. The Board’s role in risk management oversight begins before the inception of an investment portfolio, at which time the Adviser presents the Board with information concerning the investment objectives, strategies, and risks of the investment portfolio. Additionally, the Adviser provides the Board with an overview of, among other things, the respective firm’s investment philosophy, brokerage practices, and compliance infrastructure. Thereafter, the Board oversees the risk management of the investment portfolio’s operations, in part, by requesting periodic reports from and otherwise communicating with various personnel of the service providers, including the Trust’s Chief Compliance Officer (“CCO”) and the independent registered public accounting firm of the Trust. The Board and, with respect to identified risks that relate to its scope of expertise, the Audit Committee of the Board, oversee efforts by management and service providers to manage risks to which the Fund may be exposed. In all cases, however, the role of the Board and of any individual Trustee is one of oversight and not of management of the day-to-day affairs of the Trust and its oversight role does not make the Board a guarantor of the Trust’s investments, operations, or activities.

Under the overall supervision of the Board, the service providers to the Trust employ a variety of processes, procedures, and controls to identify risks relevant to the operations of the Trust and the Fund to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each service provider is responsible for one or more discrete aspects of the Trust’s business and, consequently, for managing the risks associated with that activity.

 The Board is responsible for overseeing the nature, extent, and quality of the services provided to the Trust by the Adviser and receives information about those services at its regular meetings. In addition, on at least an annual basis, in connection with its consideration of whether to renew the Advisory Agreement with the Adviser, the Board receives detailed information from the Adviser. Among other things, the Board regularly considers the Adviser’s adherence to the Fund’s investment restrictions and compliance with various policies and procedures of the Trust and with applicable securities regulations. The Board also reviews information about the Fund’s performance and investments.

The Trust’s CCO meets regularly with the Board to review and discuss the Fund’s compliance program and related issues. At least annually, the Trust’s CCO provides the Board with a report reviewing the adequacy and effectiveness of the Trust’s policies and procedures and those of its service providers, including the Adviser. The report addresses the operation of the policies and procedures of the Trust and each service provider since the date of the last report; material changes to the policies and procedures since the date of the last report; any recommendations for material changes to the policies and procedures; and material compliance matters since the date of the last report.

The Board receives reports from the Trust’s service providers regarding operational risks, portfolio valuation, and other matters. Annually, the independent registered public accounting firm reviews with the Audit Committee its audit of the financial statements of the Fund, focusing on major areas of risk encountered by the Trust and noting any significant deficiencies or material weaknesses in the Trust’s internal controls.

The Board recognizes that not all risks that may affect the Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, despite the periodic reports the Board receives and the Board’s discussions with the service providers to the Trust, it may not be made aware of all of the relevant information of a particular risk. Most of the Trust’s investment management and business affairs are carried out by or through the Adviser and other service providers each of which has an independent interest in risk management, but whose policies and the methods by which one or more risk management functions are carried out may differ from the Trust’s and each other’s in the setting of priorities, the resources available or the effectiveness of relevant controls. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to substantial limitations.

 There is an Audit Committee and a Nominating and Governance Committee of the Board, each of which is comprised solely of Independent Trustees. The chair of the Audit Committee is John Jacobs, an Independent Trustee. The chair of the Nominating and Governance Committee is Gene Chao, an Independent Trustee (upon the resignation of Mr. Chao, a new chair of the Nominating and Governance Committee will be selected by the Board). The Committee chair for each Committee is responsible for running the Committee meeting, formulating agendas for those meetings, and coordinating with management to serve as a liaison between the Independent Trustees and management on matters within the scope of the responsibilities of such Committee as set forth in its Board-approved charter. In accordance with the Board-approved Valuation Procedures, the Board has delegated authority over fair valuation actions to the pricing committee of the Adviser; provided that the Board reviews and considers actions taken by the pricing committee on a periodic basis. The Board has determined that this leadership structure is appropriate given the specific characteristics and circumstances of the Fund. The Board made this determination in consideration of, among other things, the fact that the Independent Trustees constitute a majority of the Board, the assets under management of the Fund, the number of portfolios overseen by the Board, and the total number of trustees on the Board.

Members of the Board. Upon the election of the Nominees and the resignation of Messrs. Clements and Chao, the Board will consist of four members, three of whom are Independent Trustees and one who is considered to be an “interested person”.  The Board will be comprised of a super-majority (75 percent) of Independent Trustees.

Mr. Fearday will serve as an interested person of the Trust, and the Board is expected to appoint an Independent Trustee as the Trust’s Lead Independent Trustee to act as a spokesperson for the Independent Trustees in between meetings of the Board, serve as a liaison for the Independent Trustees with the Trust’s service providers, officers, and legal counsel to discuss ideas informally, and participate in setting the agenda for meetings of the Board and separate meetings or executive sessions of the Independent Trustees.

The Trust has determined its leadership structure is appropriate given the specific characteristics and circumstances of the Trust and the Fund. The Trust made this determination in consideration of, among other things, the fact that the Independent Trustees of the Trust constitute a super-majority of the Board, the number of Independent Trustees that constitute the Board, the amount of assets under management in the Trust, and the number of funds overseen by the Board. The Board also believes that its leadership structure facilitates the orderly and efficient flow of information to the Independent Trustees from Fund management.

Nominees and Current Trustee Qualifications. The Trust has concluded that each of the Nominees, as well as the current Trustee, Mr. Jacobs, should serve on the Board because of their ability to review and understand information about the Fund provided to them by management, to identify and request other information they may deem relevant to the performance of their duties, to question management and other service providers regarding material factors bearing on the management and administration of the Fund, and to exercise their business judgment in a manner that serves the best interests of the Fund’s shareholders. The Trust has concluded that each of the Trustees, including the remaining Trustee, should serve as a Trustee based on their own experience, qualifications, attributes, and skills as described below.

Nominees

The Trust has concluded that Mr. Fearday should serve as Trustee because of the experience he gained as a senior officer of Fund Services, his role as President of ETF Series Solutions (a multiple series trust for exchange-traded funds), his past roles with public accounting firms, as well as his experience in and knowledge of the financial services industry.

The Trust has concluded that Mr. Felton should serve as Trustee because of the experience he has gained as an independent trustee of a multiple series trust, his past roles as legal counsel to registered mutual funds and a large broker-dealer, his experience as a member of the staff of the U.S. Securities and Exchange Commission, as well as his experience in and knowledge of the financial services industry.

The Trust has concluded that Ms. Conroy should serve as a Trustee because of the experience she as gained as a senior officer of Institutional Capital Corporation, as well as her experience in and knowledge of the financial services industry.

Current Trustee

The Trust has concluded that Mr. Jacobs should serve as a Trustee because he is an experienced executive and board member in the financial services industry and has intimate knowledge of the operations of the ETF industry.

In its periodic assessment of the effectiveness of the Board, the Board considers the complementary individual skills and experience of the individual Trustees primarily in the broader context of the Board’s overall composition so that the Board, as a body, possesses the appropriate (and appropriately diverse) skills and experience to oversee the business of the funds.

The Trust’s Nominating and Governance Committee considered recommendations for Trustee nominees and considered the qualifications, experience, and background of each of the Nominees. Based upon this review, the Nominating and Governance Committee recommended each Nominee to the Trust’s Board as a candidate for nomination as an Independent Trustee or Interested Trustee, as applicable. After discussion and consideration of the matter, the Board voted to nominate the Nominees for election by shareholders. Each Nominee has consented to serve as a Trustee and to being named in this Proxy Statement. The Nominating and Governance Committee Charter, including procedures for shareholders to submit nominee candidates, can be found in Exhibit A hereto.

Board Committees. The Board has established the following standing committees of the Board:

Audit Committee. The principal responsibilities of the Audit Committee are the appointment, compensation and oversight of the Trust’s independent auditors, including the resolution of disagreements regarding financial reporting between Trust management and such independent auditors. The Audit Committee’s responsibilities include, without limitation, to (i) oversee the accounting and financial reporting processes of the Trust and its internal control over financial reporting and, as the Committee deems appropriate, to inquire into the internal control over financial reporting of certain third-party service providers; (ii) oversee the quality and integrity of the Fund’s financial statements and the independent audits thereof; (iii) oversee, or, as appropriate, assist Board oversight of, the Trust’s compliance with legal and regulatory requirements that relate to the Trust’s accounting and financial reporting, internal control over financial reporting and independent audits; (iv) approve prior to appointment the engagement of the Trust’s independent auditors and, in connection therewith, to review and evaluate the qualifications, independence and performance of the Trust’s independent auditors; and (vi) act as a liaison between the Trust’s independent auditors and the full Board. The Board has adopted a written charter for the Audit Committee. All of the Independent Trustees serve on the Trust’s Audit Committee. During the fiscal period ended August 31, 2018, the Audit Committee met one time in addition to the Audit Committee’s organizational meeting.

Nominating and Governance Committee. The Nominating and Governance Committee has been established to (i) select and nominate candidates for appointment or election to serve as Trustees who are not “interested persons” of the Trust or its Adviser or Distributor (as defined by the 1940 Act); and (ii) advise the Board on ways to improve its effectiveness. All of the Independent Trustees serve on the Nominating and Governance Committee. As stated above, each Trustee holds office for an indefinite term until the occurrence of certain events. In filling Board vacancies, the Nominating and Governance Committee will consider nominees recommended by shareholders. Nominee recommendations should be submitted to the Trust at its mailing address stated in the Fund’s Prospectus and should be directed to the attention of the Trust’s Nominating and Governance Committee. During the fiscal period ended August 31, 2018, the Nominating and Governance Committee did not meet.

  Board Meetings and Board Committees. During the fiscal year ended August 31, 2018, the Board held three regular quarterly meetings and one organizational meeting, and each of the current Trustees attended more than 75% of the meetings of the Board during his tenure as a Trustee and the meetings of the committees of which such Trustee was a member. The Trust is not required to and does not have annual shareholder meetings; therefore, the Trust does not have a policy regarding Trustee attendance at annual shareholder meetings.

Ownership of Fund Shares. As of the Record Date, the Continuing Trustee and each Nominee Trustee did not own shares of the Fund.

Board Compensation. Each Independent Trustee receives an annual fee of $10,000 and reimbursement for all reasonable travel expenses relating to their Board meeting attendance. The chairman of the Audit Committee and Nominating and Governance Committee each receive an additional annual fee of $1,000. Each Interested Trustee serves without receiving compensation for his service as a Trustee. The table below shows the compensation expected to be earned by each Trustee during the fiscal year ending August 31, 2019.  For the fiscal year ended August 31, 2018, Mr. Jacobs earned $9,583.

Name	Expected Aggregate Compensation From the Fund for Fiscal Year Ending August 31, 2019
Nominee Interested Trustee
Paul R. Fearday	$0
Nominee Independent Trustees
Pamela H. Conroy	$6,250
Koji Felton	$6,250
Continuing Independent Trustee
John L. Jacobs	$11,000

Legal Proceedings. The Board is not aware of any legal proceedings involving the Continuing Trustee or any Nominee that would be material to an evaluation of the ability or integrity of such Continuing Trustee or Nominee and that would require disclosure under Item 401(f) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Communication with Trustees. Shareholders may send communications directly to the Trustees in writing at the address specified above under “Trustees.”

Information Related to the Audit Committee and the Auditor. Information related to the Audit Committee, including the Audit Committee’s pre-approval policies and procedures, and to the Fund’s independent registered public accounting firm (the “Auditor”) can be found in Exhibit B hereto.

Required Vote. The affirmative vote of a plurality of all outstanding shares of the Trust voting together is required for the election of the Nominees. A plurality vote means that the persons receiving the highest number of votes will be elected, and therefore, to be elected, the Nominees must be the nominees receiving the most “FOR” votes (even if less than a majority of the votes cast), provided a quorum is present.

The Board unanimously recommends that shareholders of the Trust vote “FOR”
 the election of the Nominees to the Board.

OTHER BUSINESS

Record Date/Shareholders Entitled to Vote. The Fund is a separate series, or portfolio, of the Trust, a Delaware statutory trust and registered investment company under the 1940 Act. The record holders of outstanding shares of each series of the Trust are entitled to vote one vote per share (and a fractional vote per fractional share) on all matters presented at the Special Meeting with respect to the Trust and not any individual series of the Trust, including the Proposal.

Shareholders of the Trust at the close of business on the Record Date will be entitled to be present and vote at the Special Meeting. As of the Record Date, there were 900,000 shares of the Fund outstanding and entitled to vote, representing total net assets of approximately $19,179,294 of the Fund.

Voting Proxies. You should read the entire Proxy Statement before voting. If you have any questions regarding the Proxy Statement, please call toll-free 1-877-539-1510. If you sign and return the accompanying proxy card, you may revoke it by giving written notice of such revocation to the Secretary of the Trust prior to the Special Meeting or by delivering a subsequently dated proxy card or by attending and voting at the Special Meeting in person. Proxies voted by telephone or internet may be revoked at any time before they are voted by proxy voting again through the website or toll-free number listed in the enclosed proxy card. Properly executed proxies will be voted, as you instruct, by the persons named in the accompanying proxy card. In the absence of such direction, however, the persons named in the accompanying proxy card intend to vote “FOR” the election of the Nominees with respect to the Proposal and may vote at their discretion with respect to other matters not now known to the Board that may be presented at the Special Meeting. Attendance by a shareholder at the Special Meeting does not in itself, revoke a proxy.

If sufficient votes are not received by the date of the Special Meeting, a person named as proxy may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies.

Quorum Required. The Fund must have a quorum of shares represented at the Special Meeting, in person or by proxy, to take action on any matter relating to the Fund. Under the Trust’s Declaration of Trust, a quorum is constituted by the presence in person or by proxy of at least one-tenth (1/10) of the outstanding shares of the Trust entitled to vote at the Special Meeting.

Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that they have not received instructions from the beneficial owners on an item for which the brokers or nominees do not have discretionary power to vote) will be treated as present for determining whether a quorum is present with respect to a particular matter. Abstentions and broker non-votes will not be counted as voting on the Proposal or any other matter at the Special Meeting when the voting requirement is based on achieving a plurality or percentage of the “voting securities present.”

If a quorum is not present at the Special Meeting, or a quorum is present at the Special Meeting but sufficient votes to approve the proposal are not received, the Secretary of the Special Meeting or the holders of a majority of the shares of the Trust present at the Special Meeting in person or by proxy may adjourn the Special Meeting with respect to the proposal to permit further solicitation of proxies.

Method and Cost of Proxy Solicitation. Proxies will be solicited by the Trust primarily by mail. The solicitation may also include telephone, facsimile, electronic or oral communications by certain officers or employees of the Trust or the Adviser, none of whom will be paid for these services, or by a third-party proxy solicitation firm. The costs associated with the Special Meeting and the expenses incurred in connection with the solicitation of proxies will be paid by Fund Services and not by the Fund. The Trust may also request broker-dealer firms, custodians, nominees, and fiduciaries to forward proxy materials to the beneficial owners of the shares of the Fund held of record by such persons. Fund Services may reimburse such broker-dealer firms, custodians, nominees, and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation, including reasonable expenses in communicating with persons for whom they hold shares of the Fund.

Other Information. The Fund’s distributor and principal underwriter is Foreside Fund Services, LLC, Three Canal Plaza, Portland, Maine 04101. The Fund’s administrator, accountant, and transfer agent is U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202. The Fund’s custodian is U.S. Bank, N.A., 1555 N. Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212.

Share Ownership. To the knowledge of the Trust’s management, as of the close of business on the Record Date, none of the officers or Trustees of the Trust, as a group, beneficially owned outstanding shares of the Fund. To the knowledge of the Trust’s management, as of the close of business on the Record Date, persons owning of record more than 5% of the outstanding shares of the Trust were as listed in the table below. The Trust believes that most of the shares referred to below were held by the persons indicated in accounts for their fiduciary, agency or custodial customers. Any shareholder listed below as owning 25% or more of the outstanding shares of the Fund or Trust may be presumed to “control” (as that term is defined in the 1940 Act) the Fund or Trust, respectively. Shareholders controlling the Fund or Trust could have the ability to vote a majority of the shares of the Fund or Trust on any matter requiring the approval of Fund or Trust shareholders, respectively.

EventShares U.S. Policy Alpha ETF
Name and Address	Number of Shares	% Ownership	Type of Ownership
National Financial Services LLC 200 Liberty Street New York, NY 10281	217,184	24.13%	Record
Charles Schwab & Co., Inc. 101 Montgomery St. San Francisco, CA 94104	200,144	22.24%	Record
TD Ameritrade Clearing, Inc. 1005 N. Ameritrade Place Bellevue, NE 68005	117,094	13.01%	Record
Vanguard Marketing Corporation 100 Vanguard Blvd. Malvern, PA 19355	70,409	7.82%	Record
RBC Capital Markets, LLC 3 World Financial Center 200 Vesey Street New York, NY 10281	56,540	6.28%	Record
Pershing LLC One Pershing Plaza Jersey City, NJ 07399	48,345	5.37%	Record
E*Trade Securities LLC 34 Exchange Pl Jersey City, NJ 07311	47,629	5.29%	Record

Reports to Shareholders. Copies of the Fund’s most recent annual and semi-annual reports (when available) may be requested without charge by writing to the Fund, c/o U.S. Bank Global Fund Services, 615 East Michigan Street, Milwaukee, Wisconsin 53202 or by calling, toll-free 1-877-539-1510.

GENERAL INFORMATION

Other Matters to Come Before the Special Meeting. The Trust’s management does not know of any matters to be presented at the Special Meeting other than the proposals described above. If other business should properly come before the Special Meeting, the proxy holders will vote thereon in accordance with their best judgment.

Shareholder Proposals. The Declaration of Trust and the Bylaws of the Trust do not provide for annual meetings of shareholders, and the Trust does not currently intend to hold such meetings in the future. Shareholder proposals for inclusion in a proxy statement for any subsequent meeting of the Trust’s shareholders must be received by the Trust a reasonable period of time prior to any such meeting.

Householding. If possible, depending on shareholder registration and address information, and unless you have otherwise opted out, only one copy of this Proxy Statement will be sent to shareholders at the same address. However, each shareholder will receive separate proxy cards. If you would like to receive a separate copy of the Proxy Statement, please call 1-877-539-1510. If you currently receive multiple copies of Proxy Statements or shareholder reports and would like to request to receive a single copy of documents in the future, please call 1-877-539-1510 or write to U.S. Bank Global Fund Services at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting.

This Proxy Statement is available on the internet at proxyonline.com/docs/plcy2019.pdf.

You may request a copy by mail (EventShares U.S. Policy Alpha ETF, 200 Vesey Street, 24th Floor, New York, New York 10281) or by telephone at 1-877-539-1510. You may also call for information on how to obtain directions to be able to attend the Special Meeting and vote in person.

Exhibit A

NOMINATING AND GOVERNANCE COMMITTEE CHARTER
OF THE BOARD OF TRUSTEES OF
 LISTED FUNDS TRUST
(the “Trust”)

The Board of Trustees (the “Board”) of Listed Funds Trust, and its individual series (each a “Fund” and together, the “Funds”), has adopted this Charter to govern the activities of the Nominating and Governance Committee (the “Committee”) of the Board. Its primary functions are to oversee the effective functioning of the Board and its committees and to identify and recommend individuals for membership as independent members on the Board.

1.
The Committee shall be comprised of all independent board members who, in the opinion of the Board, are free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee. For these purposes, a board member is considered an independent board member if he or she is not an “interested person” of the Fund, as that term is defined in the Investment Company Act of 1940, as amended. The Board shall designate the Chair of the Committee by majority vote. The Chair of the Committee shall be responsible for leadership of the Committee including, but not limited to, preparing the agenda, presiding over meetings and reporting the Committee’s actions to the Board. The Board may replace members of the Committee for any reason.

2.	The functions of the Committee are:

a.
To make nominations for independent trustee membership on the Board of Trustees when necessary. Potential nominees may be considered in light of their professional experience, education, skill and other individual qualities and attributes that contribute to the Board. The Committee may take into account a wide variety of factors in considering potential nominees, including (but not limited to): (i) availability and commitment of a candidate to attend meetings and perform his or her responsibilities on the Board, (ii) relevant industry and related experience, (iii) educational background, (iv) financial expertise, (v) ability, judgment and expertise and (vi) overall diversity of the Board’s composition;

b.
To consider nominee candidates proposed for the Board of Trustees properly submitted in accordance with Appendix A by shareholders of the Funds on the same basis as it considers and evaluates candidates recommended by other sources;

c.
To review periodically Board governance practices and procedures and any recommendations of the Chief Compliance Officer of the Funds relating thereto, and to recommend to the Board any changes it may deem appropriate;

d.	To review periodically trustee compensation and to recommend to the independent trustees any changes it may deem appropriate;

e.	To review committee chair assignments and committee assignments on an annual basis;

f.
To review on an annual basis the responsibilities and charter of each committee of the Board, whether there is continuing need for each committee, whether there is a need for additional committees of the Board, and whether committees should be combined or reorganized, and to make recommendations for any such action to the Board;

g.	To plan and administer the Board’s annual self-evaluation process;

h.	To consider the structure, operations and effectiveness of the Committee annually;

i.
To evaluate on at least an annual basis the independence of counsel to the independent trustees, to make recommendations to the independent trustees regarding their determination of such counsel’s status as an “independent legal counsel” under applicable SEC rules, and to supervise such counsel; and

j.	To perform such other functions as the Board may from time to time assign to the Committee.

3.
The Committee shall meet at least once annually, or more frequently as circumstances dictate. Special meetings (including telephone meetings) may be called by the Chair or a majority of the members of the Committee upon reasonable notice to the other members of the Committee. A majority of the members of the Committee shall constitute a quorum, and the Committee will act at an in person or telephonic meeting only by majority vote. The Committee may also act by unanimous written consent. The matters to be considered by the Committee, at any meeting or in general, shall be in the sole discretion of the Nominating Committee. Membership of the Committee shall not be deemed to impose on any Trustee an obligation or duty, or to imply any experience, expertise, or knowledge, different from or greater than that of any other Trustee.

A-1

4.
Subject to the agreement of a majority of the Independent Trustees, the Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to retain special counsel and other experts or consultants at the expense of the appropriate Fund.

5.	The Committee shall review this Charter at least annually and recommend to the Board any changes it deems appropriate.

6.	The Committee hereby adopts the following retirement policy: No Trustee may continue to serve as a Trustee of the Trust after the end of the calendar year in which the Trustee attains the age of 72.

Adopted: September 13, 2017
A-2

Exhibit B

INFORMATION RELATING TO THE AUDIT COMMITTEE AND THE AUDITOR
The Auditor

At a meeting held on June 28, 2018, the Audit Committee (the “Committee”) of the Board of Trustees (the “Board”) of Listed Funds Trust (the “Trust”) approved, and the Board ratified, the selection of Cohen & Company, Ltd. (“Cohen”) to serve as the independent registered public accounting firm for the Trust’s EventShares U.S. Policy Alpha ETF (the “Fund”) for the fiscal year ending August 31, 2018. Cohen’s business address is 1350 Euclid Avenue, Suite 800, Cleveland, Ohio 44115.

Prior to June 28, 2018, Ernst & Young LLP (“EY”) served as the independent registered public accounting firm for the Fund. The selection of Cohen does not reflect any disagreements with the Trust or the Board and EY.  Due to the fact that fiscal year ended August 31, 2018 was the Fund’s first fiscal year of operations, EY has not previously issued an opinion on the Fund’s financial statements, including an opinion that contained an adverse opinion or disclaimer of opinion, nor were any financial statements qualified or modified as to uncertainty, audit scope, or accounting principles. During the Fund’s fiscal year ended August 31, 2018, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years. In addition, during the Fund’s fiscal year ended August 31, 2018, there were no events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

During the Fund’s fiscal year ended August 31, 2018, neither the Fund nor anyone on its behalf consulted Cohen on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements, or (ii) concerned the subject of a disagreement or reportable events (as defined in paragraphs (a)(1)(iv) and (a)(1)(v) of Item 304 of Regulation S-K, respectively).

Representatives of Cohen are not expected to be at the Special Meeting to answer questions relating to the services provided or to be provided to the Fund. However, a representative of Cohen could be contacted during the Special Meeting if any matter were to arise requiring assistance, and Cohen will have the opportunity to make a statement at the Special Meeting if they desire to do so.

Audit Committee Pre-Approval Policies and Procedures

The Committee is responsible, among other things, for selecting, overseeing and setting the compensation of the Auditor and for acting as liaison between the Auditor and the Board. As part of this responsibility and to ensure that the Auditor’s independence is not impaired, the Committee pre-approves (1) all audit related services and permissible non-audit services (e.g., tax services) to be provided to the Trust by the Auditor, and (2) all non-audit services to be provided to any investment adviser, or its affiliate, to the Trust, in accordance with the Audit Committee Charter. Following are excerpts from the Audit Committee Charter that set forth the pre-approval policies and procedures:

The responsibilities of the Committee include:

•
Pre-approving the selection of the independent public accountants for the Funds and recommending to the full Board the selection, retention or termination, as appropriate, of the independent public accountants, including whether the accountant provides any consulting, auditing or non-audit services to the Funds, an investment advisor to the Funds, or an affiliate of an investment advisor. The Committee shall review the independent public accountant’s specific representations as to their independence.

•
Reviewing the independent public accountants’ compensation for audit and non-audit services in accordance with the pre-approval requirements set forth below, as well as the proposed terms of their engagement. Each Fund shall provide for appropriate funding, as determined by the Committee, to compensate the accountants for any authorized service provided to each such Fund.

Before any independent public accountant is engaged by a Fund to render audit or non-audit services, either:

(i)
The Committee shall pre-approve all auditing services and permissible non-audit services (e.g., tax services) provided to a Fund. The Committee may delegate to one or more of its members the authority to grant pre-approvals. The decisions of any member to whom authority is delegated under this paragraph shall be presented to the full Committee at each of its scheduled meetings; or

(ii)
The engagement to render the auditing service or permissible non-audit service is entered into pursuant to pre-approval standards established by the Committee. Any such standards are detailed as to the particular series and may not involve any delegation of the Committee’s responsibilities to an investment advisor. The Committee must be informed of each service entered into.

Pre-approval for any service provided to a Fund other than audit, review or attest services is not required if: (1) the aggregate amount of all such non-audit services provided to a Fund constitutes not more than 5% of the total amount of revenues paid by such Fund to the accountant during the fiscal year in which the non-audit services are provided; (2) such services were not recognized by a Fund at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Committee and are approved by the Committee or by one or more members of the Committee to whom authority to grant such approvals has been delegated by the Committee prior to the completion of the audit;

The Committee shall pre-approve any non-audit services proposed to be provided by the independent public accountant to (1) any investment advisor, and/or (2) any entity controlling, controlled by, or under common control with any such investment advisor, that provides ongoing services to a Fund, if the independent public accountant’s engagement with the investment advisor or any such control persons relates directly to the operations and financial reporting of a Fund.
B-1

An independent public accountant who is performing the audit for a Fund may not perform contemporaneously (during the audit and professional engagement period) the following non-audit services for the Fund:

•	Bookkeeping or other services related to the accounting records or financial statements of a Fund;
•	Financial information systems design and implementation;
•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
•	Actuarial services;
•	Internal audit Outsourcing services;
•	Broker or dealer, investment adviser, or investment banking services;
•	Legal services and expert services unrelated to the audit; and
•	Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

The independent public accountant is responsible for informing the Committee of whether it believes that a particular non-audit service is permissible or prohibited pursuant to applicable regulations and standards.

Fees Paid to the Auditor

The following table sets forth the aggregate fees billed by Cohen since the inception of the Fund for (i) professional services rendered for audit services, including the audit or review of the Fund’s financial statements and services normally provided in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) audit-related services reasonably related to the audit or review of the Fund’s financial statements not reported under (i); (iii) professional services rendered for tax compliance, tax advice, and tax planning; and (iv) other products and services not reported in (i), (ii) or (iii).

Fund	Inception Date	Fiscal Year Ended	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
EventShares U.S. Policy Alpha ETF	10/17/2017	08/31/2018	$13,000	$0	$0	$0

Percentage of Audit-Related Fees, Tax Fees and All Other Fees Approved by the Audit Committee Pursuant to the Pre-Approval Policies and Procedures. During the Fund’s fiscal year ending on or before August 31, 2018, $0 was charged by Cohen for audit-related, tax fee or other services.

Performance of Audit Services by Full-Time, Permanent Employees of Cohen. During the Fund’s fiscal year ending on or before August 31, 2018, less than 50% of hours expended on Cohen’s engagement to audit the Fund’s financial statements were attributed to work performed by persons other than Cohen’s full-time, permanent employees.

Non-Audit Fees. The aggregate non-audit fees billed by Cohen for services rendered to the Trust and any Service Affiliate3 were $0 during the Fund’s fiscal year ending on or before August 31, 2018.

Auditor Independence. There was $0 in non-audit services rendered to Service Affiliates by Cohen during the Fund’s fiscal year ending on or before August 31, 2018 and therefore no impact on the independence of Cohen.

3 A “Service Affiliate” includes: (1) the Trust’s investment adviser (not including any sub-adviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), and (2) any entity controlling, controlled by, or under comment control with the investment adviser that provides ongoing services to the Trust.
B-2

Appendix A

Procedures for Shareholders to Submit Nominee Candidates

A shareholder of the Trust, or of any series thereof, if applicable, must follow the following procedures in order to submit properly a nominee recommendation for the Committee’s consideration.

1.
The shareholder must submit any such recommendation (a “Shareholder Recommendation”) in writing to the Trust, to the attention of the Trust’s Secretary, at the address of the principal executive offices of the Trust.

2.
The Shareholder Recommendation must be delivered to, or mailed and received at, the principal executive offices of the Trust not less than sixty (60) calendar days nor more than ninety (90) calendar days prior to the date of the Board or shareholder meeting at which the nominee candidate would be considered for election. Shareholder Recommendations will be kept on file for two years after receipt of the Shareholder Recommendation. A Shareholder Recommendation considered by the Committee in connection with the Committee’s nomination of any candidate(s) for appointment or election as an independent Trustee need not be considered again by the Committee in connection with any subsequent nomination(s).

3.
The Shareholder Recommendation must include: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person recommended by the shareholder (the “candidate”), and the names and addresses of at least three professional references; (B) the number of all shares of the Trust (including the series and class, if applicable) owned of record or beneficially by the candidate, the date such shares were acquired and the investment intent of such acquisition(s), as reported to such shareholder by the candidate; (C) any other information regarding the candidate called for with respect to director nominees by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), adopted by the Securities and Exchange Commission (or the corresponding provisions of any applicable regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency with jurisdiction related to the Trust); (D) any other information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or any other applicable law or regulation; and (E) whether the recommending shareholder believes that the candidate is or  will be an “interested person” of the Trust (as defined in the Investment Company Act of 1940, as amended) and, if not an “interested person,” information regarding the candidate that will be sufficient, in the discretion of the Board or the Committee, for the Trust to make such determination; (ii) the written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected; (iii) the recommending shareholder’s name as it appears on the Trust’s books; (iv) the number of all shares of the Trust (including the series and class, if applicable) owned beneficially and of record by the recommending shareholder; (v) a complete description of all arrangements or understandings between the recommending shareholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending shareholder including, without limitation, all direct and indirect compensation and other material monetary agreements, arrangements and understandings between the candidate and recommending shareholder during the past  three years, and (vi) a brief description of the candidate’s relevant background and experience for membership on the Board, such as qualification as an audit committee financial expert.

4.
The Committee may require the recommending shareholder to furnish such other information as it may reasonably require or deem necessary to verify any information furnished pursuant to paragraph 3 above or to determine the eligibility of the candidate to serve as a Trustee of the Trust or to satisfy applicable law. If the recommending shareholder fails to provide such other information in writing within seven days of receipt of a written request from the Committee, the recommendation of such candidate as a nominee will be deemed not properly submitted for consideration, and the Committee will not be required to consider such candidate.

[EVENTSHARES LOGO] PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY! [Shareholder registration printed here]
PROXY VOTING OPTIONS
1. MAIL your signed and voted proxy back in the postage paid envelope provided
2. ONLINE at proxyonline.com using your proxy control number found below
3. By PHONE when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line

CONTROL NUMBER > [12345678910]

EVENTSHARES U.S. POLICY ALPHA ETF
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 31, 2019

The undersigned hereby appoints Matthew Clements, Jonathon Clements, and Benjamin Phillips,  as Proxy of the undersigned, with full power of substitution, and hereby authorizes each of them to vote on behalf of the undersigned all shares of the EventShares U.S. Policy Alpha ETF (the “Fund”) that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at 11:00 a.m., Central time on January 31, 2019 at the offices of U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, and at any postponements or adjournments thereof, as fully as the undersigned would be entitled to vote if personally present. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.
Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-877-539-1510.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on January 31, 2019.  The proxy statement for this meeting is available at: proxyonline.com/docs/plcy2019.pdf

EventShares U.S. Policy Alpha ETF PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Please sign your name exactly as it appears on this card. If you are a joint owner, any one of you may sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office. If you are a partner, sign in the partnership name.

_______________________________________________________________
SIGNATURE (AND TITLE IF APPLICABLE)                                      DATE

_______________________________________________________________
SIGNATURE (IF HELD JOINTLY)                                                         DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders.  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal. In his discretion, the Proxy is authorized to vote upon such other matters as may properly come before the meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.
TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: ●

		FOR	WITHHOLD
1.	To elect the following individuals to serve as a Trustees of the Fund until his or her successor is elected and qualified: 1. Pamela H. Conroy 2. Koji Felton 3. Paul R. Fearday

THANK YOU FOR VOTING